SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                               (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[ ]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Under
     Rule 14a-12


                           CAPITAL TITLE GROUP, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[X] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
                            CAPITAL TITLE GROUP, INC.
                            2901 East Camelback Road
                             Phoenix, Arizona 85016

                   ------------------------------------------
                            NOTICE OF SPECIAL MEETING
                                 OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, APRIL 3, 2002
                   ------------------------------------------

To Our Stockholders:

     A special meeting of stockholders (the "Meeting") of Capital Title Group, Inc. (the "Company") will be held at 10:00 a.m., M.S.T., on Wednesday, April 3, 2002, at the offices of Squire, Sanders & Dempsey L.L.P., Two Renaissance Square, Suite 2700, 40 North Central Avenue, Phoenix, Arizona 85004, for the following purpose:

     1. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to authorize the issuance of up to 10,000,000 shares, par value $.001 per share, of "Blank Check" Preferred Stock (the "Blank Check Preferred Stock"); and

     2. To transact any such other business as may properly come before the Meeting or any postponement or adjournments thereof. Management is presently aware of no other business to come before the meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO BE PRESENTED AT THE MEETING.

     The Board of Directors has fixed the close of business on Friday, March 15, 2002, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting or any postponements or adjournments thereof (the "Record Date"). Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Meeting or any postponement or adjournment thereof. Additional information regarding the matters to be acted on at the Meeting can be found in the accompanying Proxy Statement.

     All stockholders are cordially invited to attend the Meeting in person. To assure your representation at the Meeting, however, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the accompanying postage prepaid envelope. Any stockholder attending the Meeting may vote in person even if he or she previously returned a proxy.


                                        DALE A. HEAD
                                        SECRETARY


Phoenix, Arizona
March 20, 2002

                            CAPITAL TITLE GROUP, INC.
                            2901 East Camelback Road
                             Phoenix, Arizona 85016

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                                 PROXY STATEMENT
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IMPORTANT:  IT IS  IMPORTANT  THAT YOUR  SHAREHOLDINGS  BE  REPRESENTED  AT THIS
MEETING. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                            VOTING AND OTHER MATTERS

GENERAL

     The enclosed proxy is solicited on behalf of Capital Title Group, Inc., a Delaware corporation (the "Company"), by the Company's board of directors (the "Board of Directors") for use at a special meeting of stockholders to be held at 10:00 a.m., M.S.T., on Wednesday, April 3, 2002 (the "Meeting"), or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Special Meeting of Stockholders. The Meeting will be held at the offices of Squire, Sanders & Dempsey L.L.P., Two Renaissance Square, Suite 2700, 40 North Central Avenue, Phoenix, Arizona 85004.

     These proxy solicitation materials were mailed on or about March 20, 2002, to all stockholders entitled to vote at the Meeting.

VOTING SECURITIES AND VOTING RIGHTS

     Stockholders of record at the close of business on March 15, 2002 (the "Record Date"), are entitled to notice of and to vote at the Meeting. On the Record Date, there were issued and outstanding ____________ shares of the Company's common stock, $.001 par value (the "Common Stock").

     The presence, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding constitutes a quorum for the transaction of business at the Meeting. Each stockholder voting at the Meeting, either in person or by proxy, may cast one vote per share of Common Stock held on all matters to be voted on at the Meeting. The affirmative vote of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Meeting and entitled to vote (assuming that a quorum is present) is required to (i) authorize the issuance of up to 10,000,000 shares, par value $.001 per share, of "Blank Check" Preferred Stock (the "Blank Check Preferred Stock") and (ii) transact such other business as may properly come before the Meeting or any adjournments thereof.

     Votes cast by proxy or in person at the Meeting will be tabulated by the election inspectors appointed for the Meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

VOTING OF PROXIES

     When a proxy is properly executed and returned, the shares it represents will be voted at the Meeting as directed. If no specification is indicated, the shares will be voted (i) "for" the proposed amendment to the Company's certificate of incorporation to authorize the issuance of up to 10,000,000 shares, par value $.001 per share, of Blank Check Preferred Stock and (ii) with respect to any other matters that may come before the meeting, as recommended by the Board of Directors or, if no such recommendation is given, at the discretion of the persons named in the proxy.

REVOCABILITY OF PROXIES

     Any person giving a proxy may revoke the proxy at any time before its use by delivering to the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

SOLICITATION

     The cost of this solicitation will be borne by the Company. Solicitation will be primarily by mailing this Proxy Statement to all stockholders entitled to vote at the Meeting. The Company will bear the costs of preparing and mailing the proxy materials to brokerage houses and other custodians, nominees and fiduciaries so that these parties may forward the proxy materials to the beneficial owners. The Company may reimburse brokerage houses and others holding shares in their names for others for the cost of forwarding proxy materials and obtaining proxies from beneficial owners. Certain of the Company's directors and officers also may solicit proxies, personally or by telephone or facsimile, without additional compensation.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth, as of March 5, 2002, the beneficial ownership of shares of Common Stock of the Company by (i) each person known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each Director, (iii) each named executive officer of the Company and (iv) all Directors and executive officers of the Company as a group. This information was determined in accordance with Rule 13d-3 under the Securities and Exchange Act of 1934, as amended, and is based upon the information furnished to the Company by the persons listed below. Except as otherwise indicated, each shareholder listed possesses sole voting and investment power with respect to the shares indicated as being beneficially owned.

                                            Number of Shares       Percent of
       Name and Address (1)                 Beneficially Held      Ownership(2)
       --------------------                 -----------------      ------------
Donald R. Head (3)                             2,265,880(4)(6)        13.2%
Milton M. Ferrantelli                            125,000(7)            0.7%
Dale A. Head                                     146,818(4)(5)         0.9%
Mark C. Walker                                    56,000(6)            0.3%
David C. Dewar                                    40,000(8)(9)         0.2%
Theo F. Lamb                                   2,298,723(10)          13.3%
Robert B. Liverant                               260,000(11)           1.5%
Stephen A McConnell                              147,037(10)           0.9%
Ben T. Morris                                     82,037(12)           0.5%
All directors and executive officers
  as a group (9 persons)                       5,271,495              30.1%

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(1)  Mailing address of each beneficial  owner is c/o Capital Title Group,  Inc.
     2901 East Camelback Road, Phoenix, Arizona 85016.
(2) The percentages shown include the shares of Common Stock actually owned as of March 5, 2002, and the shares of Common Stock that the person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of Common Stock that the identified person or group had the right to acquire within 60 days of March 5, 2002, upon the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.
(3)  Shares beneficially held in the Head Revocable Trust Dated April 1, 1975.
(4) Mr. Donald R. Head has granted an option to Mr. Dale A. Head to purchase 200,000 shares of Common Stock at $1.00 per share. This option may be exercised as to not exceed 100,000 of the option shares not earlier than February 15, 2003, and as to the remaining shares, not later than February 15, 2006. The 100,000 vested shares underlying this option were included for Mr. Donald R. Head and Mr. Dale A. Head in computing the number of shares beneficially held and their percentage of ownership, but were only included once in computing the percentage ownership of all directors and officers as a group.
(5) Includes options to purchase 20,000 shares of Common Stock for a weighted average of $1.00 per share.
(6) Mr. Donald R. Head granted an option to Mr. Mark C. Walker to purchase 100,000 shares of Common Stock at $1.00 per share. This option may be exercised as to not to exceed 50,000 of the option shares not earlier than April 27, 2003, and as to the remaining shares, not later than April 27, 2006. The 50,000 vested shares underlying this option were included for Mr.
     Donald  R.  Head  and  Mr.   Walker  in  computing  the  number  of  shares
     beneficially held and their percentage of ownership, but were only included once in computing the percentage ownership of all directors and officers as a group.
(7) Includes options to purchase 125,000 shares of Common Stock for a weighted average of $1.20 per share.
(8) Includes options to purchase 40,000 shares of Common Stock for a weighted average of $2.00 per share.
(9) Includes warrants to purchase 10,000 shares of Common Stock for $2.50 per share.
(10) Includes options to purchase 25,000 shares of Common Stock for a weighted average of $2.95 per share.
(11) Includes options to purchase 35,000 shares of Common Stock for a weighted average of $2.39 per share.
(12) Includes options to purchase 30,000 shares of Common Stock for a weighted average of $2.75 per share. Excludes warrants to purchase 308,642 shares of Common Stock for $1.63 per share issued to Sanders Morris Harris in connection with a private placement in April 1998. Mr. Morris is a principal with Sanders Morris Harris, which is also a market maker for the Company's Common Stock.

                                APPRAISAL RIGHTS

     Under the General Corporation Law of the State of Delaware, stockholders of the Company do not have appraisal rights in connection with the proposal upon which a vote is scheduled to be taken at the Meeting.

                              PROPOSAL NUMBER ONE:
       PROPOSED AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO AUTHORIZE
                   THE CREATION OF BLANK CHECK PREFERRED STOCK

     The proposed amendment to the Certificate of Incorporation will create 10,000,000 authorized shares, par value $.001 per share, of "blank check" Preferred Stock. The proposed amendment to Article IV of the Certificate of Incorporation attached as Exhibit "A" to this Proxy Statement contains provisions related to the "blank check" Preferred Stock.

     The term "blank check" refers to Preferred Stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by the Board of Directors of the Company upon issuance. The authorization of such blank check Preferred Stock would permit the Board to authorize and issue Preferred Stock from time to time in one or more series having such rights, preferences and other terms as the Board of Directors may determine in its discretion.

     Subject to the provisions of the Company's amended Certificate of Incorporation and the limitations prescribed by law, the Board would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including without limitation dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, maturity dates, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Board would be required to make any determination to issue shares of Preferred Stock based on its judgment as to the best interests of the stockholders of the Company. The Company has no immediate plans to issue any shares of Preferred Stock; therefore the particular rights, preferences and other terms of the Preferred Stock subject to this proposal cannot be stated or predicted with certainty.

     It is not possible to state the effects of the proposed amendment upon the rights of holders of Common Stock until the Board determines the respective rights of the holders of one or more series of Preferred Stock. However, the issuance of shares of Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. Specifically, the effects of such issuance of Preferred Stock could include (i) reduction of the amount otherwise available for payment of dividends on Common Stock, if any, (ii) restrictions on dividends on Common Stock, (iii) dilution of the voting power of Common Stock, (iv) restrictions on the rights of holders of Common Stock to share in the Company's assets on liquidation until satisfaction of any liquidation preference granted to the holders of such subsequently designated series of Preferred Stock, and (v) other effects which could have a negative impact on the Common Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preferences or both, may have full or limited voting rights, and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock could decrease the amount of earnings and assets allocable to or available for distribution to holders of Common Stock and adversely affect the rights and powers, including voting rights of the Common Stock, and may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

     The proposed amendment will provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its Common Stock, as it will allow Preferred Stock to be available for issuance from time to time and with such features as determined by the Board for any proper corporate purpose. Such purposes could include, without limitation, issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties. In order to finance potential acquisitions, the Company may issue shares of one or more series of Preferred Stock. However, the Company presently has no agreements or understandings with any person to effect any such issuance.

     Any issuance of Preferred Stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible Preferred Stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board to issue such additional shares of Preferred Stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of such additional shares of Preferred Stock to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

     While the amendment may have anti-takeover ramifications, the Board believes that financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board, enabling the Board to consider the proposed transaction in a manner that best serves the stockholders' interests.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO BE PRESENTED AT THE MEETING.

                              STOCKHOLDER PROPOSALS

     Any proposal for stockholder action at the next Annual Meeting of Stockholders to be held in 2002 presented by any stockholder, must have been received by the Company's Secretary, at the Company's offices, not later than December 3, 2001, in order to be included in the Company's proxy statement and form of proxy for that meeting. If a stockholder proposal is introduced at the 2002 Annual Meeting of Stockholders without any discussion of the proposal in the Company's proxy statement, and the stockholder has not notified the Company on or before February 15, 2002, as required by SEC Rule 14(a)-4(c)(1), of the intent to raise such proposal at the Annual Meeting of Stockholders, then proxies received by the Company for the 2002 Annual Meeting of Stockholders will be voted by the persons named as such proxies in their discretion with respect to such proposals. Notice of any such proposal should be addressed to the Corporate Secretary, Capital Title Group, Inc., 2901 East Camelback Road, Phoenix, Arizona 85016.

                                  OTHER MATTERS

     The Meeting is being held for the purposes set forth in the Notice that accompanies this Proxy Statement. The Board of Directors is not presently aware of any business to be transacted at the Meeting other than as set forth in such Notice. However, if other matters properly come before the Meeting, the persons named in the accompanying proxy intend to vote as recommended by the Board of Directors or, if no such recommendation is given, in accordance with their own discretion.


                                        BY ORDER OF THE BOARD OF DIRECTORS,


                                        DONALD R. HEAD
                                        CHAIRMAN OF THE BOARD

March 20, 2002

                                   APPENDIX A

           TEXT OF PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION
                    AUTHORIZING "BLANK CHECK" PREFERRED STOCK

Article IV of the Certificate of Incorporation is proposed to be amended in its entirety to read as follows:

                                   ARTICLE IV

                                  CAPITAL STOCK

     The Corporation is authorized to issue Sixty Million (60,000,000) shares of its capital stock, which shall consist of Common Stock and Preferred Stock.

          Section 4.1. Common Stock. Effective May 23, 1996, the 16,861,571 shares of the Common Stock of the Corporation outstanding on that date have been reverse split on the basis of one share for each ten shares outstanding. Notwithstanding such reverse split, the total number of shares of Common Stock which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares of the par value of $.001 per share. Shareholders shall not have pre-emptive rights or be entitled to cumulative voting in connection with the shares of the Company's Common Stock.

          Section 4.2. Preferred Stock. Preferred Stock may be issued in one or more series as may be determined from time to time by the Board of Directors. The total number of shares of Preferred Stock which the Corporation shall have authority to issue is Ten Million (10,000,000) shares of the par value of $.001 per share. The Board of Directors is hereby authorized, to the fullest extent now or hereafter permitted by law, to determine and alter the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of any such series. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

                                  FORM OF PROXY

                            CAPITAL TITLE GROUP, INC.
                            2901 East Camelback Road
                             Phoenix, Arizona 85016

This Proxy is solicited by the Board of Directors for the special meeting of stockholders to be held on Wednesday, April 3, 2002.

     The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders of Capital Title Group, Inc. (the "Company") and the accompanying Proxy Statement. The undersigned hereby appoints Donald R. Head and Mark C. Walker, and each of them individually, as proxies, each with the powers the undersigned would possess if personally present, and each with full power of substitution, to vote all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the special meeting of stockholders of the Company to be held Wednesday, April 3, 2002, and at any adjournments or postponements thereof, on the following proposal:

     (1) Amendment of the Certificate of Incorporation to authorize the issuance of up to 10,000,000 shares, par value $.001 per share, of "Blank Check" Preferred Stock.

     With respect to such other matters that may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting, the proxies named above are authorized to vote upon those matters in their discretion.

     You are encouraged to specify your choices by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted unless you sign, date and return this card.

                                SEE REVERSE SIDE

     Please mark your vote as in this example: [X]

     When this proxy card is properly executed, the shares to which it relates will be voted in accordance with the directions indicated hereon. If no direction is made, the shares will be voted FOR proposal (1) below. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE FOLLOWING PROPOSAL:

     (1) Approval of the amendment to the Certificate of Incorporation to authorize the issuance of up to 10,000,000 shares, par value $.001 per share, of "Blank Check" Preferred Stock.

     FOR [_]                       AGAINST [_]                  ABSTAIN [_]

     By signing this proxy card, you acknowledge receipt of the Notice of Special Meeting of Stockholders to be held Wednesday, April 3, 2002, and the Proxy Statement dated March 20, 2002.


            DATE                               SIGNATURE(S)
     ------------------        -------------------------------------------


     ------------------        -------------------------------------------


     ------------------        -------------------------------------------


     ------------------        -------------------------------------------


     ------------------        -------------------------------------------


     ------------------        -------------------------------------------

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one name is shown, (including in the case of owners in joint tenancy), each party should sign.

                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING
     The signer hereby revokes all prior proxies given by the signer to vote at the April 3, 2002, Special Meeting or any adjournments or postponements thereof.

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